EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 27, 1998, by and among FOCUS ENHANCEMENTS, INC., a corporation organized under the laws of the State of Delaware (the "Company"), and the undersigned (together with affiliates, the "Initial Investors").

         WHEREAS:

         A. In connection with the Securities Purchase Agreement of even date herewith by and between the Company and the Initial Investors (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors (i) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and (ii) warrants (the "Warrants") to acquire shares of Common Stock; and

         B. To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

         1.       DEFINITIONS.

                  a. As used in this Agreement, the following terms shall have the following meanings:

                      (i) "Investors" means the Initial Investors and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                      (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                      (iii) "Registrable Securities" means the Common Shares issued or issuable pursuant to the Securities Purchase Agreement, the Warrant Shares (including any Warrant Shares issuable with respect to Exercise Default Payments under the Warrants) issued or issuable


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with respect to the Warrants,  any shares of Common Stock  issuable  pursuant to
Section 2(c) hereof and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing.

                      (iv) "Registration Statement" means any registration statement of the Company under the Securities Act required to be filed pursuant hereto (including all amendments or supplements to any such Registration Statement).

                  b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

         2.       REGISTRATION.

                  a. Mandatory Registration. The Company shall prepare, and, on or before the thirtieth (30th) day following the date hereof (the "Filing Date"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the consent of the Initial Investors (as determined pursuant to Section 11(j) hereof)) covering the resale of all of the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Initial Investors and their counsel prior to its filing or other submission. The Initial Investors and their counsel shall have five (5) business days in which to review the Registration Statement and to provide comments to the Company. If no comments are provided by the Initial Investors and their counsel within such five (5) business day period, the Initial Investors shall be deemed to have approved such Registration Statement.

                  b. [Intentionally omitted.]

                  c. Payments by the Company. The Company shall cause the Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable, but in no event later than the ninetieth (90th) day following the date hereof (the "Registration Deadline"). Notwithstanding the foregoing, the Registration Deadline shall be extended by a period of thirty (30) days in the event the Company sustains a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity. If (i) the Registration Statement required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC on or before the Registration Deadline or (ii) if, after such Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to such Registration Statement (by reason of a stop order or the Company's failure to update the Registration Statement or any other reason outside the control of the Investors) or (iii) the Common Stock (including all of the Registrable Securities) is not listed or included for quotation on the Nasdaq National Market ("NNM"), the Nasdaq SmallCap Market ("SmallCap"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") at any time after the Registration Deadline and prior to the one (1) year anniversary of the effective date of the Registration Statement, then the Company will make payments to the

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

Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Investor an amount equal to the product of (i) the aggregate Purchase Price of the Common Shares and Warrants held by such Investor (including, without limitation, Warrants that have been exercised for Warrant Shares then held by such Investor) (the "Aggregate Share Price"), multiplied by (ii) two hundredths (.02), for each thirty (30) day period (or portion thereof) (A) after the Registration Deadline and prior to the date the Registration Statement filed pursuant to Section 2(a) is declared effective by the SEC, (B) during which sales of any Registrable Securities cannot be made pursuant to such Registration Statement after the Registration Statement has been declared effective and (C) after the Registration Deadline and prior to the one (1) year anniversary of the date the Registration Statement filed pursuant to Section 2(a) is declared effective by the SEC during which the Common Stock (including all of the Registrable Securities) is not listed or included for quotation on the NNM, SmallCap, NYSE or AMEX; provided, however, that there shall be excluded from each such period any delays which are solely attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the Investors) required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution. (For example, if the Registration Statement is not effective by the Registration Deadline, the Company would pay $20,000 for each thirty (30) day period thereafter with respect to each $1,000,000 of Aggregate Share Price until the Registration Statement becomes effective.) Such amounts shall be paid in cash or, at each Investor's option, may be convertible into Common Stock at the lower of the Exercise Price or the Market Price (each as defined in the Warrants) in effect at the time of such conversion. Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. If the Investor desires to convert the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) business days after the date on which such amounts are first payable in cash and such amounts shall be so convertible beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period.

                  d. [Intentionally omitted.]

                  e. Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Investors and any other Investor of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

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

         3.       OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  a. The Company shall prepare and file with the SEC the Registration Statement required by Section 2(a) as soon as practicable after the date hereof (but in no event later than the Filing Date), and cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Registration Deadline), and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Initial Investors) may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                  b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the
Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

                  c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of any Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

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

                  d. The Company  shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered
reasonably  requests,   (ii)  prepare  and  file  in  those  jurisdictions  such
amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  e. [Intentionally omitted.]

                  f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

                  g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a
Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

                  h. The Company shall permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the effectiveness of any Registration Statement without prior notice to such counsel.

                  i. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an


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

earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                  j.  [Intentionally omitted.]

                  k. The Company shall make available for inspection by (i) any Investor and (ii) one firm of attorneys and one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  l. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

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

                  m. The Company  shall use its best efforts to promptly  either
(i) cause all of the Registrable Securities covered by the Registration Statement to be listed on the NYSE or the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation of all of the Registrable Securities covered by the Registration Statement on the NNM or SmallCap and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

                  n. Chase Mellon Shareholder Services, LLC (or any substitute transfer agent and registrar selected by the Company) shall act as the transfer agent and registrar for the Registrable Securities.

                  o. The Company shall cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as Exhibit 1.

                  p. At the request of any Investor (which shall be limited to two (2) requests), the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the
Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

                  q. The Company shall comply with all applicable laws related to the Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC.)

                  r. The Company shall take all such other actions as any Investor reasonably requests in order to expedite or facilitate the disposition of the Registrable Securities.

                  s. From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under
Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority in interest of the


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

Registrable Securities; provided, however, that the Company shall be permitted to include in any such Registration Statement (including any amendments or supplements thereto) any shares of Common Stock issuable by the Company upon exercise of or otherwise pursuant to those certain stock purchase warrants issued to each of Wharton Capital Partners Ltd. and Elizabeth D'Angelis on February 27, 1998.

         All obligations of the Company under this Section 3 (except for those obligations set forth in paragraph (l) of this Section 3) shall terminate as soon as the Investors no longer own any Registrable Securities.

         4.       OBLIGATIONS OF THE INVESTORS.

         In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

                  b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                  c. [Intentionally omitted.]

                  d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  e. [Intentionally omitted.]


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

         5.       EXPENSES OF REGISTRATION.

         All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 4, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements contemplated by Section 3(k) hereof shall be borne by the Company. In addition, the Company shall pay all of the Investors' costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of the Investors hereunder.

         6.       INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees, agents and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in
Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Initial Investors if they hold Registrable Securities included in such Registration Statement), if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7.       CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8.       REPORTS UNDER THE EXCHANGE ACT.

         With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  a. file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                  b. furnish to each Investor so long as such Investor owns Warrants or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities under Rule 144 without registration.

         The obligations of the Company set forth in this Section 8 shall terminate as soon as the Investors may resell the Registrable Securities pursuant to Rule 144(k).

         9.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the Common Shares, the Warrants or the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

         10.      AMENDMENT OF REGISTRATION RIGHTS.

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Investors who hold a majority in interest of the Registrable

Securities; provided, however, that no consideration shall be paid to an Investor by the Company in connection with an amendment hereto unless each Investor similarly affected by such amendment receives a pro-rata amount of consideration from the Company. Unless an Investor otherwise agrees, each amendment hereto must similarly affect each Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

         11.      MISCELLANEOUS.

                  a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                           Focus Enhancements, Inc.
                           142 North Road
                           Sudbury, MA 01776
                           Telecopy: (978) 371-8471
                           Attn: Chief Financial Officer

                  with a copy simultaneously transmitted by like means to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, MA 02109
                           Telecopy: (617) 338-2880
                           Attn: John Piccione, Esq.

and if to any Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Investors' right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  e. This Agreement, the Securities Purchase Agreement (including all schedules and exhibits thereto) and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement, the Securities Purchase Agreement and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. All consents, approvals and other determinations to be made by the Investors or the Initial Investors pursuant to this Agreement shall be made by the Investors or the Initial Investors holding a majority in interest of the Registrable Securities (determined as if all Warrants then outstanding had been exercised for Registrable Securities) held by all Investors or Initial Investors, as the case may be.

                  k. For purposes of this Agreement, the term "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


FOCUS ENHANCEMENTS, INC.

By: /s/ Thomas L. Massie
Name: Thomas L. Massie
Its: Chief Executive Officer

INITIAL INVESTORS:

JNC OPPORTUNITY FUND, LTD.


By: /s/ T. Davis
Name: T. Davis
Its: Director

                                                                      EXHIBIT 1
                                                                             to
                                                                   Registration
                                                                         Rights
                                                                      Agreement

                                                      [Date]
[Name and address
of transfer agent]


                  RE: FOCUS ENHANCEMENTS, INC.

Ladies and Gentlemen:

         We are counsel to FOCUS ENHANCEMENTS, INC., a corporation organized under the laws of the State of Delaware (the "Company"), and we understand that [Name of Investor] (the "Holder") has purchased from the Company (i) shares of the Company's common stock, par value $______ per share (the "Common Stock"), and (ii) warrants (the "Warrants") to acquire shares of Common Stock. Pursuant to a Registration Rights Agreement, dated as of February 27, 1998, by and among the Company and the signatories thereto (the "Registration Rights Agreement"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on __________, 1998, the Company filed a Registration Statement on Form S-___ (File No. 333- _____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder. The Registration Statement was declared effective by the SEC on _____________, 1998.

         [Other customary introductory and scope of examination language to be inserted]

         Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

                                    [Other customary language to be included.]

                                            Very truly yours,



cc:   [Name of Investor]